CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Biozone Pharmaceuticals, Inc.
550 Sylvan Avenue, Ste 101
Englewood Cliffs, NJ 07632

Gentlemen:

             We consent to the incorporation in this Registration Statement on Amended Form S-1 of our reports dated August 25, 2011 relating to the financial statements of Biozone Laboratories, Inc., Equalan Pharma LLC and Equachem LLC for the years ended December 31, 2009 and 2010.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey
December 16, 2011